UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 2, 2020

Newmont Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.60 per share	NEM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2020, Mr. J. Kofi Bucknor provided notice to the Board of Directors (the “Board”) of Newmont Corporation ( the “Company” or “Newmont”) of his decision to step down from the Board, effective as of September 2, 2020. Mr. Bucknor’s decision to retire from the Board was for personal reasons and was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company. Mr. Bucknor has faithfully served Newmont as a member of the Board since 2012. Newmont and the Board express their deepest appreciation to Mr. Bucknor for his skilled and dedicated service, and for his many contributions to the deliberations of the Board and its committees.

The Board appointed Susan N. Story, to serve on the Board as an independent director, effective September 10, 2020. She will serve on the Audit Committee and the Leadership Development and Compensation Committee. There have been no transactions with related persons in which Ms. Story had a direct or indirect interest required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings between Ms. Story and any other persons pursuant to which Ms. Story was appointed as a director of the Company.

In connection with election to the Board, Ms. Story will be granted a director stock award under the Company’s 2020 Stock Incentive Plan, representing a pro rata allocation based upon appointment date of the annual director stock award as described in its 2020 Proxy Statement, dated March 11, 2020, available on the Company’s website and filed on EDGAR with the US Securities and Exchange Commission (the “2020 Proxy Statement”). Ms. Story will receive compensation as a non-employee director in accordance with the Company's director compensation program described in its 2020 Proxy Statement.

Ms. Story, age 60, served as the President and Chief Executive Officer of American Water Works Company, Inc. (American Water) from May 2014 until April 2020. She joined American Water as Senior Vice President and Chief Financial Officer in April 2013. Prior to joining American Water, Ms. Story served as Executive Vice President of Southern Company, and in other executive positions with subsidiaries of Southern, including President and Chief Executive Officer of Southern Company Services from January 2011 to April 2013 and President of Gulf Power Company from April 2003 to December 2010. Ms. Story currently serves as the Lead Independent Director of Raymond James Financial, Inc. serving on the Corporate Governance and Nominating Committee, Securities Repurchase Committee and the Securities Offerings Committee and is a current Director on the Board of Dominion Energy where she serves on the Audit Committee and the Finance and Risk Oversight Committee. Previously, she also served on the Board of American Water Works Inc. from April 2014 to April 2020. Ms. Story is an experienced director and brings a deep knowledge in the areas of finance, operations, cost optimization and human resources from her significant executive leadership experience.

For additional information, please see the news release attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	News Release, dated September 8, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated: September 8, 2020

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